Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2) Registration Statement Number 333-27459 on Form S-8 filed May 20, 1997,

(3) Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4) Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5) Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003,

(6) Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005,

(7) Registration Statement Number 333-138302 on Form S-3 filed October 30, 2006, and

(8) Registration Statement Number 333-140400 on Form S-3 filed February 2, 2007.

of our report dated February 23, 2009, with respect to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 23, 2009